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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of McCormick & Company, Incorporated for the registration of $375,000,000 of Medium-Term Notes and to the incorporation by reference therein of our report dated January 19, 2000, with respect to the consolidated financial statements of McCormick & Company, Incorporated and subsidiaries included in the 1999 Annual Report to Shareholders and incorporated by reference in the Annual Report (Form 10-K) for the year ended November 30, 1999, and our report dated February 23, 2000 included in the Annual Report (Form 10-K) with respect to the financial statement schedule included in the Annual Report (Form 10-K) of McCormick & Company, Incorporated.

                                                 /s/ Ernst & Young LLP


September 21, 2000
Baltimore, Maryland